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                                   EXHIBIT 12


                               MCA FINANCIAL CORP.
                COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES


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                                                          PRO-FORMA FISCAL YEAR ENDED JANUARY 31,
                                              ----------------------------------------------------------------
                                               1998        1997              1996           1995         1994
                                              ------     --------          --------        ------       ------
Income (Loss) Before Federal
   Income Taxes.....................      $ 4,520,035     $ 1,404,338    $ 1,127,530     $ (175,162)    $   972,185

Add:
  Portion of Rents
   Representative of
   the Interest Factor..............          368,478         273,840        216,360        134,075         72,234
  Interest on Indebtedness..........       18,041,032      11,426,082      7,565,044      6,018,518      4,428,925
  Amortization of
   Debt Expense.....................        1,109,683         957,956        687,390        421,189        286,009
                                          -----------     -----------    -----------     ----------     ----------

                                          $24,039,228     $14,062,216    $ 9,596,324     $6,398,620     $5,759,353
                                          ===========     ===========    ===========     ==========     ==========

Fixed Charges:
  Portion of Rents
   Representative of
   the Interest Factor..............      $   368,478     $   273,840    $   216,360     $  134,075     $   72,234
  Interest on Indebtedness..........       18,041,032      11,426,082      7,565,044      6,018,518      4,428,925
  Amortization of Debt Expense......        1,109,683         957,956        687,390        421,189        286,009
                                          -----------     -----------    -----------     ----------     ----------

                                          $19,519,193     $12,657,878    $ 8,468,794     $6,573,782     $4,787,168
                                          ===========     ===========    ===========     ==========     ==========

Ratio of Earnings
   to Fixed Charges.................            1.23x           1.11x         1.13x             n/a          1.20x

Deficiency of Earnings
   over Fixed Charges...............      $       --      $       --     $      --       $ (175,162)           --



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